EXHIBIT 99.3
VIASPACE INC. AND SUBSIDIARIES
AND
INTER-PACIFIC ARTS CORP. AND AFFILIATE
TABLE OF CONTENTS

PAGE

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS:

Pro Forma Consolidated Balance Sheet as of September 30, 2008 (Unaudited)	2 - 3
Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2008 (Unaudited)	4 - 5
Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2007 (Unaudited)	6 - 7
Note to Pro Forma Consolidated Financial Statements (Unaudited)	8 - 9

VIASPACE INC. AND SUBSIDIARIES
AND
INTER-PACIFIC ARTS CORP. AND AFFILIATE
PRO FORMA CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2008
(Unaudited)

	VIASPACE Inc.	Inter-Pacific Arts	Pro Forma	Pro Forma
	and Subsidiaries (1)	Corp. (2)	Adjustments (3)	Consolidated

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$36,000	$578,000	$—	$614,000
Accounts receivable, net of allowance for doubtful accounts	101,000	579,000	—	680,000
Inventory	38,000	776,000	—	814,000
Prepaid expenses	2,513,000	48,000	—	2,561,000
Related party receivable	—	655,000	—	655,000
Other current assets	47,000	26,000	—	73,000

TOTAL CURRENT ASSETS	2,735,000	2,662,000	—	5,397,000

FIXED ASSETS:
Fixed assets, net of accumulated depreciation	105,000	748,000	—	853,000

OTHER ASSETS:
Intellectual property, net of accumulated amortization	199,000	—	—	199,000
Intangible assets	—	519,000	13,046,000	13,565,000
Other assets	13,000	—	—	13,000

TOTAL OTHER ASSETS	212,000	519,000	13,046,000	13,777,000

TOTAL ASSETS	$3,052,000	$3,929,000	$13,046,000	$20,027,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$202,000	$709,000	$—	$911,000
Accrued expenses	189,000	57,000	—	246,000
Deposits	100,000	—	—	100,000
Current portion of long-term debt	54,000	—	—	54,000
Loans	250,000	—	4,800,000	5,050,000
Related party payable	358,000	265,000	—	623,000

TOTAL CURRENT LIABILITIES	1,153,000	1,031,000	4,800,000	6,984,000

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES:
Preferred Shareholder Minority Interest	500,000	—	—	500,000
Common Shareholder Minority Interest	5,000	—	6,489,000	6,494,000

	505,000	—	6,489,000	6,994,000

	VIASPACE Inc.	Inter-Pacific Arts	Pro Forma	Pro Forma
	and Subsidiaries (1)	Corp. (2)	Adjustments (3)	Consolidated

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—	—	—
Common stock	509,000	50,000	230,000	789,000
Additional paid in capital	28,636,000	1,397,000	2,978,000	33,011,000
Accumulated other comprehensive income	—	42,000	(42,000)	—
Retained earnings (deficit)	(27,751,000)	1,409,000	(1,409,000)	(27,751,000)

Total stockholders’ equity	1,394,000	2,898,000	1,757,000	6,049,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,052,000	$3,929,000	$13,046,000	$20,027,000

(1)	Source: Unaudited Financial Statements of VIASPACE Inc. and Subsidiaries as of September 30, 2008 in Quarterly Report on Form 10-Q as filed with the SEC on November 14, 2008

(2)	Source: Unaudited Financial Statements of Inter-Pacific Arts, Corp. and Affiliate as filed in this Form 8-K/A

(3)	Allocation of the net purchase price to the fair value of assets acquired and liabilities assumed. The excess purchase price is being allocated to goodwill.
See accompanying notes to pro forma consolidated financial statements.

VIASPACE INC. AND SUBSIDIARIES
AND
INTER-PACIFIC ARTS CORP. AND AFFILIATE
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008
(Unaudited)

	VIASPACE Inc.	Inter-Pacific Arts	Pro Forma	Pro Forma
	and Subsidiaries (1)	Corp. (2)	Adjustments (3)	Consolidated

REVENUES	$356,000	$5,066,000	$—	$5,422,000
COST OF REVENUES	191,000	3,264,000	—	3,455,000

GROSS PROFIT	165,000	1,802,000	—	1,967,000

OPERATING EXPENSES
Research and development	1,742,000	—	—	1,742,000
Selling, general and administrative expenses	6,394,000	799,000	273,000	7,466,000

Total operating expenses	8,136,000	799,000	273,000	9,208,000

INCOME (LOSS) FROM OPERATIONS	(7,971,000)	1,003,000	(273,000)	(7,241,000)

OTHER INCOME (EXPENSE)
Interest income	6,000	—	—	6,000
Interest expense	(36,000)	(2,000)	—	(38,000)
Gain on sale of marketable securities	29,000	—	—	29,000
Other income	212,000	—	—	212,000

Total other income (expense)	211,000	(2,000)	—	209,000

INCOME (LOSS) BEFORE MINORITY INTEREST AND INCOME TAXES	(7,760,000)	1,001,000	(273,000)	(7,032,000)

Income taxes	—	2,000	—	2,000
Minority interest loss (income) in consolidated subsidiaries	(4,000)	—	(295,000)	(299,000)

NET INCOME (LOSS)	(7,764,000)	999,000	(568,000)	(7,333,000)

Other Comprehensive Income:
Unrealized holding gain (loss) on securities	(49,000)	—	—	(49,000)
Less reclassification adjustment for realized gain on securities included in net loss	(29,000)	—	—	(29,000)
Foreign currency translation income	—	14,000	—	14,000

	(78,000)	14,000	—	(64,000)

COMPREHENSIVE INCOME (LOSS)	$(7,842,000)	$1,013,000	$(568,000)	$(7,397,000)

	VIASPACE Inc.	Inter-Pacific Arts		Pro Forma		Pro Forma
	and Subsidiaries (1)	Corp. (2)		Adjustments (3)		Consolidated

LOSS PER SHARE OF COMMON STOCK BEFORE MINORITY INTEREST
—Basic and diluted	$(0.02)	$	*	$	*	$(0.01)
Minority interest in consolidated subsidiaries	*		*		*	*

NET LOSS PER SHARE OF COMMON STOCK
—Basic and diluted	$(0.02)	$	*	$	*	$(0.01)

*	Less than $0.005 per common share.

(1)	Source: Unaudited Financial Statements of VIASPACE Inc. and Subsidiaries as of September 30, 2008 in Quarterly Report on Form 10-Q as filed with the SEC on November 14, 2008

(2)	Source: Unaudited Financial Statements of Inter-Pacific Arts, Corp. and Affiliate as filed in this Form 8-K/A

(3)	Adjustments to selling, general and administrative expenses of $273,000 include $254,000 related to the effect of employment contracts put into effect as of January 1, 2008 for pro forma purposes and $19,000 related to the amortization of an acquired license. The minority income adjustment of $295,000 represents the minority shareholders’ share of Inter-Pacific Arts Corp. and Affiliate’s net income for the period presented.
See accompanying notes to pro forma consolidated financial statements.

VIASPACE INC. AND SUBSIDIARIES
AND
INTER-PACIFIC ARTS CORP. AND AFFILIATE
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007
(Unaudited)

	VIASPACE Inc.	Inter-Pacific Arts	Pro Forma	Pro Forma
	and Subsidiaries (1)	Corp. (2)	Adjustments (3)	Consolidated

REVENUES	$553,000	$5,462,000	$—	$6,015,000
COST OF REVENUES	439,000	3,339,000	—	3,778,000

GROSS PROFIT	114,000	2,123,000	—	2,237,000

OPERATING EXPENSES
Research and development	1,559,000	—	—	1,559,000
Selling, general and administrative expenses	6,198,000	949,000	364,000	7,511,000

Total operating expenses	7,757,000	949,000	364,000	9,070,000

INCOME (LOSS) FROM OPERATIONS	(7,643,000)	1,174,000	(364,000)	(6,833,000)

OTHER INCOME (EXPENSE)
Interest income	47,000	3,000	—	50,000
Interest expense	(3,527,000)	—	—	(3,527,000)
Gain on sale of marketable securities	716,000	—	—	716,000
Gain on sale of patents	114,000	—	—	114,000
Adjustments to fair value of derivatives	1,383,000	—	—	1,383,000
Other income	—	1,000	—	1,000

Total other income (expense)	(1,267,000)	4,000	—	(1,263,000)

INCOME (LOSS) BEFORE MINORITY INTEREST AND INCOME TAXES	(8,910,000)	1,178,000	(364,000)	(8,096,000)

Income taxes	—	11,000	—	11,000
Minority interest loss (income) in consolidated subsidiaries	1,000	—	(327,000)	(326,000)

NET INCOME (LOSS)	(8,909,000)	1,167,000	(691,000)	(8,433,000)

Other Comprehensive Income:
Unrealized holding gain (loss) on securities	358,000	—	—	358,000
Less reclassification adjustment for realized gain on securities included in net loss	(716,000)	—	—	(716,000)
Foreign currency translation	—	16,000	—	16,000

	(358,000)	16,000	—	(342,000)

COMPREHENSIVE INCOME (LOSS)	$(9,267,000)	$1,183,000	$(691,000)	$(8,775,000)

	VIASPACE Inc.	Inter-Pacific Arts		Pro Forma		Pro Forma
	and Subsidiaries (1)	Corp. (2)		Adjustments (3)		Consolidated

LOSS PER SHARE OF COMMON STOCK BEFORE MINORITY INTEREST
—Basic and diluted	$(0.03)	$	*	$	*	$(0.01)
Minority interest in consolidated subsidiaries	*		*		*	*

NET LOSS PER SHARE OF COMMON STOCK
—Basic and diluted	$(0.03)	$	*	$	*	$(0.01)

*	Less than $0.005 per common share.

(1)	Source: Audited Financial Statements of VIASPACE Inc. and Subsidiaries as of September 30, 2008 in Annual Report on Form 10-K as filed with the SEC on March 31, 2008

(2)	Source: Audited Financial Statements of Inter-Pacific Arts, Corp. and Affiliate as filed in this Form 8-K/A

(3)	Adjustments to selling, general and administrative expenses of $364,000 include $339,000 related to the effect of employment contracts put into effect as of January 1, 2007 for pro forma purposes and $25,000 related to the amortization of an acquired license. The minority income adjustment of $327,000 represents the minority shareholders’ share of Inter-Pacific Arts Corp. and Affiliate’s net income for the period presented.
See accompanying notes to pro forma consolidated financial statements.

VIASPACE INC. AND SUBSIDIARIES
AND
INTER-PACIFIC ARTS CORP. AND AFFILIATE
NOTE TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
Note 1 — BASIS OF PRESENTATION
On October 21, 2008, the majority shareholder of Inter-Pacific Arts Corp. (“IPA BVI”), a British Virgin Islands international company and Guangzhou Inter-Pacific Arts Corp. (“IPA China”), a Chinese wholly owned foreign enterprise registered in Guangdong province of the People’s Republic of China, entered into a Securities Purchase Agreement (the “Purchase Agreement”) with VIASPACE Green Energy Inc. (“VGE”), a wholly-owned subsidiary of VIASPACE Inc. (“VIASPACE”) and China Gate Technology Co., Ltd., a Brunei Darussalam company (“Licensor”). Under the Purchase Agreement, VGE acquired 100% of IPA BVI and the entire equity interest of IPA China from Chang. In exchange, VIASPACE agreed to pay approximately $16 million in a combination of cash, and newly-issued shares of VIASPACE and VGE stock. In addition, VIASPACE issued shares of its common stock to Licensor for Licensor’s license of certain fast growing grass technology to IPA China. As of October 21, 2008, VIASPACE owns 59.3% of VGE.
The accompanying pro forma consolidated balance sheet presents the accounts of VIASPACE, IPA BVI and IPA China as if the acquisition occurred on September 30, 2008 for balance sheet purposes. The accompanying pro forma consolidated statements of operations present the accounts of VIASPACE, IPA BVI and IPA China for the nine months ended September 30, 2008 and for the year ended December 31, 2007 as if the acquisition occurred on January 1, 2008 and January 1, 2007, respectively. The fair values of the assets acquired and liabilities assumed at agreement date are used for the purpose of purchase price allocation. The excess of the purchase price over the fair value of the net assets acquired is recorded as goodwill.
The acquisition will be completed through two closings. At the first closing which took place on October 21, 2008 (“First Closing”), VGE issued 3,500,000 newly-issued shares to Chang and his designees. VIASPACE issued 215,384,615 shares of its common stock to Chang and 30,576,007 shares of common stock to Licensor. Chang delivered 70% of the outstanding common stock of IPA BVI. The second closing will be held within 240 days after the first closing (“Second Closing”). At the Second Closing, VIASPACE shall pay $4.8 million plus interest to Chang. Interest on the Cash Consideration shall accrue at 6% for the first six months after the First Closing, and then 18% thereafter. VIASPACE shall also issue 1.8% of its then outstanding shares of common stock to Licensor. Chang shall deliver the remaining 30% of the outstanding shares of IPA BVI to VGE. Chang will also cause IPA China to be a wholly-owned subsidiary of IPA BVI including obtaining all governmental approvals required for such transfer.
VIASPACE and VGE’s obligations to consummate the Second Closing is conditioned upon, among other things, the transfer of the equity of IPA China from Chang to IPA BVI and the execution of the assignment of the right to grow and harvest fast-growing proprietary grasses from Quanzhou Keyi Husbandry Breeding and Planting Co. from Licensor to IPA China.
In the event that the Second Closing does not occur within 240 days after the First Closing, the Purchase Agreement, each Employment Agreement for the officers of VGE entered into at the First Closing and the Shareholders Agreement entered into at the First Closing shall automatically terminate and all stock certificates delivered at First Closing shall be returned.
If the Second Closing does not occur within 240 days although most of VIASPACE’s closing conditions have been satisfied, then Chang may receive additional VGE shares or retain VIASPACE shares as follows: if the VGE stock is listed on a trading market, then VIASPACE shall transfer to Chang all the VGE shares. If the VGE stock is not listed on a trading market, then Chang shall retain the VIASPACE shares instead of returning them to the Company.
In the event that the Second Closing fails to occur, neither VIASPACE or its affiliates, or any of their directors or officers, shall engage in the grass business in China for a period of three years after the First Closing Date.
During the 75 day period after the First Closing, VGE shall engage an independent auditor acceptable to Chang to perform an audit of the financial records of IPA BVI and IPA China in accordance with federal securities laws. As of the First Closing, Chang warrants that IPA BVI and IPA China’s cash equivalents (which includes all cash plus accounts receivables less accounts payable) will be $3.0 million. Any difference between $3.0 million and the actual cash equivalents on the financial records of IPA BVI and IPA China as of the First Closing is a Cash Shortfall. Chang agrees to deposit the Cash Shortfall into IPA BVI’s bank account once the amount is determined.

Within 150 days of the First Closing, VGE shall prepare and file with the Securities and Exchange Commission (“SEC”) a registration statement covering the resale of all or such maximum portion of VGE common stock issued pursuant to the Purchase Agreement as permitted by SEC regulations (“Registration Statement”) that are not then registered on an effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415. Alternatively, VGE shall register its common stock on a registration statement on Form 10. VGE shall use its best efforts to qualify its Common Stock for quotation on a trading market as soon as practicable, but in no event later than the 240th day after the closing of this Agreement or the 90th day after the effectiveness of the Registration Statement on Form S-1 registering some or all of VGE Common Stock or on Form 10.
Provided that the Second Closing has occurred, if VGE common stock is not listed on a trading market within 240 days after the First Closing, then VIASPACE will issue to Chang the number of shares of its common stock equivalent to $5,600,000. The stock price will be calculated as the average closing price of VIASPACE’s common stock during the 60 day period prior to and including the Second Closing Date. In exchange, Chang shall return all shares of VGE common stock it received pursuant to the Purchase Agreement to the Company
Licensor and Chang each represents and covenants that at least 100 hectares of arable land in Guangdong province in China will be available for grass farming by IPA China within 12 months after the First Closing Date. Any agreement regarding such land use rights shall grant the land use rights to IPA China, but shall be assignable to VGE at VGE’s option. The term of such agreement, including possible renewals, shall be at least 10 years.